SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2003

Allied Waste Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-19285	88-0228636
(Commission File Number)	(IRS Employer Identification No.)

15880 N. Greenway-Hayden Loop, Suite 100 Scottsdale, Arizona	85260 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (480) 627-2700

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

Exhibit No.	Description
1.01*	Underwriting Agreement, dated as of April 7, 2003, among Allied Waste Industries, Inc. and J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Credit Lyonnais Securities (USA) Inc. and Scotia Capital (USA) Inc.

5.01*	Opinion of Latham & Watkins LLP, dated April 14, 2004.

10.01*	Form of Indenture governing the 4.250% Senior Subordinated Convertible Notes due 2034 between Allied Waste Industries, Inc and U.S. Bank National Association, as Trustee.

25.1*	Statement of Eligibility and Qualification of Trustee on Form T-1 of U.S. Bank National Association, formerly U.S. Bank Trust National Association, under the Trust Indenture Act of 1939.

*	Filed herewith.

Item 9. Regulation FD Disclosure.

Allied Waste Industries, Inc. (“Allied Waste”) is filing certain exhibits under Item 9 hereof, which relate to Allied Waste’s public offering of $200,000,000 in aggregate principal amount of 4.250% Senior Subordinated Convertible Debentures due 2034. The offering is scheduled to close on April 20, 2004.

Allied Waste granted the underwriters a 15% over-allotment option in the offering. Allied Waste intends to use the proceeds from this offering to purchase $200,000,000 in aggregate principal amount of Allied Waste North America, Inc.’s (“Allied NA”), a wholly owned subsidiary of Allied Waste, outstanding 10% senior subordinated notes due 2009. Underwriters’ discounts, commissions and other expenses, including the premium to be paid for the purchase of the senior subordinated notes, incurred in connection with the offering, will be paid with proceeds from additional borrowings under Allied NA’s revolving credit facility or from available cash.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 14, 2004

ALLIED WASTE INDUSTRIES, INC.

By: /s/ PETER S. HATHAWAY

Peter S. Hathaway
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.01*	Underwriting Agreement, dated as of April 7, 2003, among Allied Waste Industries, Inc. and J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Credit Lyonnais Securities (USA) Inc. and Scotia Capital (USA) Inc.

5.01*	Opinion of Latham & Watkins LLP, dated April 14, 2004.

10.01*	Form of Indenture governing the 4.250% Senior Subordinated Convertible Notes due 2034 between Allied Waste Industries, Inc and U.S. Bank National Association, as Trustee.

25.1*	Statement of Eligibility and Qualification of Trustee on Form T-1 of U.S. Bank National Association, formerly U.S. Bank Trust National Association, under the Trust Indenture Act of 1939.

*	Filed herewith.